EXHIBIT 10.1

RTG VENTURES, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

STYLAR LTD.

BITEMARK MC LTD.

REPORT OF THE INDEPENDENT AUDITORS TO THE SHAREHOLDERS OF
STYLAR LTD

We have audited the financial statements of Stylar Ltd for the period ended 31 May 2010. The financial reporting framework that has been applied in their preparation is applicable law and the Financial Reporting Standard for Smaller Entities (effective April 2008) (United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities).

This report is made solely to the company's members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in a Report of the Auditors and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of director and auditors
As explained more fully in the Statement of Director's Responsibilities set out on page two, the director is responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board's Ethical Standards for Auditors.

Scope of the audit of the financial statements
An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the company's circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the director; and the overall presentation of the financial statements.

Opinion on financial statements
In our opinion the financial statements:

-	give a true and fair view of the state of the company's affairs as at 31 May 2010 and of its profit for the period then ended;
-	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities; and
-	have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matter prescribed by the Companies Act 2006
In our opinion the information given in the Report of the Director for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception
We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

-	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or
-	the financial statements are not in agreement with the accounting records and returns; or
-	certain disclosures of director's remuneration specified by law are not made; or
-	we have not received all the information and explanations we require for our audit; or
-	the director was not entitled to prepare the financial statements and the Report of the Director in accordance with the small companies regime.

/s/ Nicholas Kaye
Nicholas Kaye (Senior Statutory Auditor)
for and on behalf of AEL Partners LLP
Chartered Accountants &
Registered Auditor
201 Haverstock Hill
London
NW3 4QG
16 August 2010

STYLAR LTD
BALANCE SHEET

May 31,
2010
(Audited)
ASSETS

CURRENT ASSETS
Cash	£15,064
Accounts Receivable	50,611

TOTAL ASSETS	£65,675

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	£32,634

TOTAL CURRENT LIABILITIES	32,634

STOCKHOLDER'S EQUITY
Called up share capital	100
Profit and loss account	32,941

TOTAL STOCKHOLDER'S EQUITY	33,041

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	£65,675

The notes form part of these financial statements

STYLAR LTD
STATEMENT OF OPERATIONS

For the period from September 4, 2009 (Inception) to

May 31, 2010
(Audited)

REVENUES	£114,712
Cost of goods sold	39,032
Gross profit	75,680

OPERATING EXPENSES
General and administrative	30,818
Total operating expenses	30,818

Income before income taxes	44,862

Income taxes	9,421

NET INCOME	£35,441

The notes form part of these financial statements

STYLAR LTD

STATEMENT OF STOCKHOLDER'S DEFICIT
(Unaudited)

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Deficit
Balance, September 4, 2009 (Inception)	1	£100	£-	£-	£(2,400)

Net loss	-	-	-	35,441	35,441
Issuance of dividend				(2,500)
Balance, May 31, 2010	1	£100	£-	£35,441	£33,041

The notes form part of these financial statements

STYLAR LTD
STATEMENT OF CASH FLOWS

For the period from September 4, 2009 (Inception) to
May 31, 2010
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	£35,441
Adjustments to reconcile net loss to
net cash used in operating activities:
(Increase) decrease in assets and liabilities:
Accounts Receivable	(50,611)
Accounts Payable	32,634
NET CASH PROVIDED BY OPERATING ACTIVITIES	17,464

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares of common stock	100
Dividend	(2,500)
NET CASH USED IN INVESTING ACTIVITIES	(2,400)

INCREASE IN CASH	15,064

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	£15,064

The notes form part of these financial statements

The financial statements have been prepared in accordance with the special provisions of Part 15 of the Companies Act 2006 relating to small companies and with the Financial Reporting Standard for Smaller Entities (effective April 2008).

The financial statements were approved by the director on 16 August 2010 and were signed by:

/s/ R. James
R James - Director

 STYLAR LTD
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 4 SEPTEMBER 2009 TO 31 MAY 2010

1.         ACCOUNTING POLICIES

Accounting convention
The financial statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective April 2008). Such reporting being similar to US GAAP with respect to Styar, Ltd.

Turnover
Turnover represents net invoiced sales of goods, excluding value added tax.

Deferred tax
Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date.

2.         OPERATING PROFIT

The operating profit is stated after charging:

£

Directors' remuneration and other benefits etc	10,000

3.         TAXATION

Analysis of the tax charge
The tax charge on the profit on ordinary activities for the period was as follows:

£
Current tax:
UK corporation tax	9,421

Tax on profit on ordinary activities	9,421

4.         DIVIDENDS

£
Ordinary shares of £1 each
Final	2,500

5.         DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£
Trade debtors	49,769
Other debtors	842

Tax on profit on ordinary activities	50,611

6.         CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£
Tax creditors	911
Taxation and social security	31,701
Other creditors	22

32,634

STYLAR LTD

NOTES TO THE FINANCIAL STATEMENTS - continued
FOR THE PERIOD 4 SEPTEMBER 2009 TO 31 MAY 2010

7.         CALLED UP SHARE CAPITAL

Allotted, issued and fully paid:
Numnber:	Class:	Nominal
		value:	£
100	Ordinary	£1	100

8.         RESERVES

	Profit and loss account
	£
Profit for the period		35,441
Dividends		(2,500)

At 31 May 2010		32,941

REPORT OF THE INDEPENDENT AUDITORS TO THE SHAREHOLDERS OF
BITEMARK MC LTD

We have audited the financial statements of Bitemark MC Ltd for the period ended 31 July 2009. The financial reporting framework that has been applied in their preparation is applicable law and the Financial Reporting Standard for Smaller Entities (effective April 2008) (United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities).

This report is made solely to the company's members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in a Report of the Auditors and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of director and auditors
As explained more fully in the Statement of Director's Responsibilities set out on page two, the director is responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board's Ethical Standards for Auditors.

Scope of the audit of the financial statements
An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the company's circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the director; and the overall presentation of the financial statements.

Opinion on financial statements
In our opinion the financial statements:

-	give a true and fair view of the state of the company's affairs as at 31 July 2009 and of its profit for the period then ended;
-	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice applicable to Smaller Entities; and
-	have been prepared in accordance with the requirements of the Companies Act 2006.

Emphasis of matter – going concern
In forming our opinion on the financial statements, which is not qualified, we have considered the adequacy of the disclosures made in Note 1 to the financial statements concerning the company’s ability to continue as a going concern. The company has incurred losses post year end, but for reasons outlined in note 1 to the financial statements, the directors believe that it is appropriate to prepare the financial statements on a going concern basis. The financial statements do not include any adjustments that would result if the company was unable to continue as a going concern.

Opinion on other matter prescribed by the Companies Act 2006
In our opinion the information given in the Report of the Director for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception
We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

-	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or
-	the financial statements are not in agreement with the accounting records and returns; or
-	certain disclosures of directors’ remuneration specified by law are not made; or
-	we have not received all the information and explanations we require for our audit; or
-	the directors were not entitled to prepare the financial statements and the Report of the Director in accordance with the small companies regime.

/s/ Nicholas Kaye
Nicholas Kaye (Senior Statutory Auditor)
for and on behalf of AEL Partners LLP
Chartered Accountants &
Registered Auditor
201 Haverstock Hill
London
NW3 4QG

16 August 2010

BITEMARK MC LTD

BALANCE SHEETS

	May 31, 2010	July 31, 2009	July 31, 2008
	(Unaudited)	(Audited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	£22,003	£7,422	£36,625
Debtors	81,269	119,673	257,858
Stocks	170,700	232,483	304,397
Prepayments and accrued income	25,079	22,872	25,827
	299,051	382,450	624,707
Other Assets
Tangible assets	9,529	10,811	31,284
TOTAL ASSETS	£308,580	£393,261	£655,991

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	£184,624	£188,616	£388,927
TOTAL CURRENT LIABILITIES	184,624	188,616	388,927

Stockholders' equity
Called up share capital	200	200	200
Share premium	250,000	250,000	250,000
Profit and loss account	(126,244)	(45,555)	16,864
TOTAL STOCKHOLDERS' EQUITY	123,956	204,645	267,064
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	£308,580	£393,261	£655,991

The notes form part of these financial statements

BITEMARK MC LTD
STATEMENTS OF OPERATIONS

	Ten Month Period Ended May 31, 2010	Year Ended July 31, 2009	Year Ended July 31, 2008
	(Unaudited)	(Audited)	(Audited)

REVENUES	£924,477	£1,187,309	£1,623,239

Cost of sales	568,421	621,511	920,805

Gross profit	356,056	565,798	702,434

OPERATING EXPENSES
General and administrative	421,223	594,911	761,936
	421,223	594,911	761,936

OTHER EXPENSES
Interest payable and similar charges	15,522	33,306	16,979
	15,522	33,306	16,979

Income before income taxes	-	(62,419)	(76,481)

Income taxes	-	-	(8,323)

NET LOSS	£(80,689)	£(62,419)	£(68,158)

The notes form part of these financial statements

BITEMARK MC LTD

STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, July 31, 2008	2,000	£200	£250,000	£16,864	£267,064

Net loss	-	-	-	(62,419)	(62,419)

Balance, July 31, 2009	2,000	200	250,000	(45,555)	204,645

Net loss	-	-	-	(80,689)	(80,689)

Balance, May 31, 2010	2,000	£200	£250,000	£(126,244)	£123,956

The notes form part of these financial statements

BITEMARK MC LTD
STATEMENTS OF CASH FLOWS

	Ten Month
	Period ended	Year ended
	May 31, 2010	July 31, 2009
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	£(80,689)	£(62,419)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation	1,282	8,799
Loss on disposal of assets	-	16,695
(Increase) decrease in assets and liabilities:
Accounts Receivable	38,404	138,185
Other Current Asset	(2,207)	2,955
Accounts Payable	(3,992)	(200,311)
Stocks	61,783	71,914
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	14,581	(24,182)

CASH FLOWS FROM INVESTING ACTIVITIES:
Fixed Assets	-	(5,021)
NET CASH USED IN INVESTING ACTIVITIES	-	(5,021)

INCREASE(DECREASE) IN CASH	14,581	(29,203)

CASH - BEGINNING OF PERIOD	7,422	36,625

CASH - END OF PERIOD	£22,003	£7,422

The notes form part of these financial statements

The financial statements have been prepared in accordance with the special provisions of Part 15 of the Companies Act 2006 relating to small companies and with the Financial Reporting Standard for Smaller Entities (effective April 2008).

The financial statements were approved by the director on 16 August 2010 and were signed by:

/s/ D Hawes
D Hawes - Director

BITEMARK MC LTD

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 JULY 2009

1.       ACCOUNTING POLICIES

Accounting convention
The financial statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective April 2008). Such reporting being similar to US GAAP with respect to Bitemark MC, Ltd.

Turnover
Turnover represents net invoiced sales of goods, excluding value added tax.

Tangible fixed assets
Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life.

Plant and machinery etc	- 33% on cost,
25% on cost and
20% on cost

Stocks
Stocks are valued at the lower of cost and net realizable value, after making due allowance for obsolete and slow moving items.

Deferred tax
Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date.

Going concern
The company meets its day to day working capital requirements by utilizing an invoice discount financing facility.

For the ten month period ended 31 May 2010, the company has made further losses. In order to counteract the effect of these losses the directors have implemented a number of measures to significantly reduce costs and increase profitability and is arranging further funding.

The directors have reviewed the situation and on the basis of discussions with potential investors, expect that adequate facilities will be made available and accordingly the directors consider it appropriate to prepare the financial statements on a going concern basis.

2.       OPERATING LOSS

The operating loss is stated after charging/(crediting):

	2009	2008
	£	£
Depreciation - owned assets	8,799	5,559
Foreign exchange differences	(4,178)	(8,101)

Directors' remuneration and other benefits etc	110,000	110,000

BITEMARK MC LTD
NOTES TO THE FINANCIAL STATEMENTS - continued
FOR THE YEAR ENDED 31 JULY 2009

3.       TAXATION

Analysis of the tax credit
The tax credit on the loss on ordinary activities for the year was as follows:

	2009	2008
	£	£
Current tax:
UK corporation tax provision (benefit)	-	(8,323)
Tax on loss on ordinary activities	-	(8,323)

4.       TANGIBLE FIXED ASSETS

Plant and
machinery
etc
£
COST
At 1 August 2008	43,161
Additions	5,021
Disposals	(18,380)

At 31 July 2009	29,802

DEPRECIATION
At 1 August 2008	11,877
Charge for year	8,799
Eliminated on disposal	(1,685)

At 31 July 2009	18,991

NET BOOK VALUE
At 31 July 2009	10,811

At 31 July 2008	31,284

5.       DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2009	2008
	£	£
Trade debtors	99,099	248,579
Other debtors	20,574	9,279

	119,673	257,858

6.       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2009	2008
	£	£
Trade creditors	92,534	239,821
Taxation and social security	25,577	23,261
Other creditors	70,505	125,845

	188,616	388,927

BITEMARK MC LTD

NOTES TO THE FINANCIAL STATEMENTS - continued
FOR THE YEAR ENDED 31 JULY 2009

7.       CALLED UP SHARE CAPITAL

Allotted, issued and fully paid:
Number:	Class:	Nominal	2009	2008
		value:	£	£
200	Ordinary	£0.10	200	200

8.       RESERVES

	Profit
	and loss	Share
	account	premium	Totals
	£	£	£

At 1 August 2008	16,864	250,000	266,864
Deficit for the year	(62,419)		(62,419)

At 31 July 2009	(45,555)	250,000	204,445

RTG VENTURES, INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Introduction to Unaudited Pro Forma Combined Financial	F-20

Pro Forma Consolidated Balance Sheet As of May 31, 2010	F-21

Pro Forma Consolidated Statements of Operations for the Nine Months Ended May 31, 2010	F-22

Pro Forma Consolidated Statements of Operations for the Year Ended August 31, 2009	F-23

Notes to Pro Forma Consolidated Financial Statements	F-24

RTG VENTURES, INC.
Introduction to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma combined financial statements are presented to illustrate the estimated effects of RTG Ventures, Inc. (“RTGV”) having entered into a Share Exchange Agreement (the “Exchange Agreement”), on March 31, 2010, with Cloud Channel Limited,  which was subsequently re-named as RTG Ventures (Europe) Limited in July 2010 (“RTG Ventures Europe”), a private company registered in England and Wales with company number 07147702, limited by shares, whereby RTGV acquired 100% of the shares of RTG Ventures Europe, 10,000 (Ten Thousand) ordinary shares at £ .0001 per share par value. RTG shall issue and transfer  500,000 from an aggregate amount of  1,273,059 preferred shares which convert into of its common stock, .001 par value per share (the “RTG Common Stock”). The conversion rate is calculated in each individual contract and agreed by RTG.  It is acknowledged and approved by both Boards that the majority of these shares are to be consideration for acquisitions and asset purchases to be completed by Cloud Channel. All shares held in escrow will be voted by management.

On March 31, 2010, the same date as the above Exchange Agreement, RTG Ventures Europe entered into share purchase agreements with Stylar Limited, a private limited company, registered in England and Wales, company number 07009951, whereby RTGV acquired 100% of its shares and with Bitemark MC Limited a private limited company, registered in England and Wales, company number 4258735, whereby RTGV acquired 100% of its shares.

Pursuant to the Exchange Agreement, RTGV acquired 100% of the outstanding capital stock of RTG Ventures Europe from its stockholders for consideration consisting of Convertible Preferred Shares of RTGV according to the valuation methodologies outlined in the share purchase agreements of Bitemark MC Limited and Stylar Limited. Although the acquisitions of Bitemark MC Limited and Stylar Limited are probable, RTGV as the sole shareholder of RTG Ventures Europe, has the option to withdraw from the transaction at any time prior to the issuance of the preferred shares. RTG Ventures Europe has been valued 12 months forward using forecasts submitted by them and agreed by RTGV. Based on the results after 12 months, shareholders will be able to convert the preferred shares into common stock using the average share price of the 30 days preceding the conversion. At conversion the valuations will be adjusted up to a maximum of 25% in either direction using performance against forecast. All preferred stock will be held by RTGV's transfer agent for the 12 month period.

The unaudited pro forma consolidated financial information for the year ended August 31, 2009 for RTGV and for the year ended July 31, 2009 for Bitemark MC Limited have been derived from the audited financial statements of the companies. The financial information for the year ended July 31, 2009 for Bitemark MC Limited was converted from British Pounds (“BP”) to US Dollars (“USD”) at the July 31, 2009 year ended average rate of $1.58523. The exchange rate used is based on the rates provided by oanda.com. The unaudited pro forma consolidated financial information as of and for the nine  months ended May 31, 2010 have been derived from the unaudited financial statements of RTG Ventures, Inc., Bitemark MC Limited and Stylar Limited. The financial information for the nine months ended May 31, 2010 for Bitemark MC Limited and Stylar Limited were converted from British Pounds (“BP”) to US Dollars (“USD”) at the May 31, 2010  year ended average rate of $1.59514. The exchange rate used is based on the rates provided by oanda.com. The financial information as of the nine months ended May 31, 2010 for Bitemark MC Limited and Stylar Limited was converted from British Pounds (“BP”) to US Dollars (“USD”) at the May 31, 2010 spot rate of $1.44394. The exchange rate used is based on the rates provided by oanda.com.

The unaudited pro forma combined financial information should be read in conjunction with the unaudited and audited financial statements of the companies included elsewhere in this Form 8-K. The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial position would have been had the transactions contemplated by the Share Exchange Agreement and related transactions occurred on June 30, 2010, August 31, 2009 or July 31, 2009.

RTG VENTURES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF MAY 31, 2010

	BiteMark MC LTD		Stylar Ltd.		RTG Ventures, Inc.	Pro Forma Adjustments		Pro Forma Combined Total
Assets	(	*)	(	*)
Current Assets
Cash and cash equivalents	$31,771		$21,752		$-		$-	$53,523
Debtors	117,348		73,079		-		-	190,427
Stocks	246,481		-		-		-	246,481
Prepayments and accrued income	36,212		-		-		-	36,212
	431,812		94,831		-		-	526,643
Non-Current
Intangible asset	-		-		-	(a)	1,660,306	1,660,306
Tangible assets	13,759		-		-		-	13,759
Total Assets	$445,571		$94,831		$-		$1,660,306	$2,200,708

Liabilities
Current Liabilities
Accounts payable	$266,586		$47,122		$1,144,199		$-	$1,457,907
Notes Payable	-		-		300,000		-	300,000
Total Liabilities	266,586		47,122		1,444,199		-	1,757,907

Shareholders’ equity (deficit)
Preferred stock, US$0.001 par value, shares
authorized,2,000,000: issued and outstanding – 0 (actual); 500,000 (pro forma)	-		-		-	(a)	500	500
Called up share capital	289		144		-	(a)	(433)	-
Common stock, US$0.001 par value, shares
authorized, 200,000,000: issued and outstanding 134,718,885	-		-		134,719		-	134,719
Share premium	360,985		-		-	(a)	(360,985)	-
Profit and loss account	(182,289)		47,565		-	(a)	134,724	-
Additional paid-in capital	-		-		5,497,050	(a)	1,886,500	7,383,550
Retained earnings	-		-		(7,075,968)			(7,075,968)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	178,985		47,709		(1,444,199)		1,660,306	442,801
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$445,571		$94,831		$-		$1,660,306	$2,200,708

* The financials of Cloud Channel, Ltd. (“RTG Ventures Europe”) are not included as RTG Ventures Europe is essentially a non-operating shell, with no operations and no assets or liabilities.

The accompanying notes are integral parts of the unaudited pro forma consolidated financial statements.

RTG VENTURES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED MAY 31, 2010

	BiteMark MC LTD	Stylar Ltd.	RTG Ventures, Inc.	Pro Forma Adjustments	Pro Forma Combined Total
	(*)	(*)
REVENUES	$1,379,461	$182,982	$-	$-	$1,657,652

Cost of sales	852,302	62,262	-	-	968,973

Gross profit	527,159	120,720	-	-	688,679

OPERATING EXPENSES
General and administrative	614,539	49,159	223,505 (b)	249,046	1,136,249

OTHER EXPENSES
Interest payable and similar charges	22,675	-	-	-	22,675

Income (loss) before income taxes	(110,055)	71,561	(223,505)	-	(511,045)

Income taxes	-	15,028	-	-	15,028

NET INCOME (LOSS)	$(110,055)	$56,533	$(223,505)	$-	$(526,073)

NET LOSS PER SHARE:
Basic and Diluted	n/a	n/a	$(0.00)	-	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic and Diluted	n/a	n/a	124,212,858 (c)	145,153,846	269,366,704

* The financials of Cloud Channel, Ltd. (“RTG Ventures Europe”) are not included as RTG Ventures Europe is essentially a non-operating shell, with no operations and no assets or liabilities.

The accompanying notes are integral parts of the unaudited pro forma consolidated financial statements.

RTG VENTURES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 2010

	Bitemark MC LTD	RTG Ventures, Inc.			Pro Forma
	July 31, 2009	August 31, 2009	Pro Forma Adjustments		Combined Total
	(*) (**)
REVENUES	$1,882,158	$-		$-	1,882,158

Cost of sales	985,238	-		-	985,238

Gross profit	896,920	-		-	896,920

OPERATING EXPENSES
General and administrative	943,071	495,410	(b)	332,061	1,770,542

OTHER EXPENSES
Interest payable and similar charges	52,798	19,500		-	72,298

NET LOSS	$(1,915)	$(514,910)		$332,061	$(945,919)

NET LOSS PER SHARE:
Basic and Diluted	n/a	$(0.00)		-	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic and Diluted	n/a	124,212,858	(c)	145,153,846	269,366,704

* The financials of Cloud Channel, Ltd. (“RTG Ventures Europe”) are not included as RTG Ventures Europe is essentially a non-operating shell, with no operations and no assets or liabilities.

** For pro forma purposes, the year ended July 31, 2009 for Bitemark MC, Ltd., was deemed a similar period to the year ended August 31, 2009 for RTG Ventures, Inc.

The accompanying notes are integral parts of the unaudited pro forma consolidated financial statements.

FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS

Description of Pro Forma Adjustments

a  - To reflect the acquisition of Bitemark MC Ltd. (“Bitemark”) and Skylar Ltd. (“Skylar”) through the issuance of 500,000 preferred shares. Pursuant to the Exchange Agreement, RTG Ventures, Inc. (“RTGV”) acquired 100% of the outstanding capital stock of RTG Ventures Europe from its stockholders for consideration consisting of Convertible Preferred Shares of RTGV valued according to the valuation methodologies outlined in the subsequent Share Purchase Agreements of Bitemark and Stylar by RTG Ventures Europe. Bitemark, Stylar and RTG Ventures Europe, will collectively be known as  RTG Ventures Europe and Subsidiaries. RTG Ventures Europe has been valued 12 months forward using forecasts submitted by them and agreed by RTGV. The minimum valuation for Bitemark is 769,400BP (British Pounds) reduced by 25% or 192,350BP for a valuation of 577,050BP. For Skylar the minimum valuation is 644,334BP. The total minimum is 1,221,384BP. At a currency conversion rate of 1.545 (as of September 3, 2010) that translates into $1,887,000 – US dollars.

	Dr	Cr
Assets in excess of cost	1,660,306
APIC/Share premium of Skylar Ltd and Bitemark MC Ltd	360,985
Called up share capital - Skylar Ltd and Bitemark MC Ltd	433
Profit and Loss – Skylar Ltd. and Bitemark MC Ltd		134,724
Preferred shares – Par Value		500
Additional paid in capital – RTG Ventures, Inc.		1,886,500

b - The resultant Intangible Asset from the acquisition of  Bitemark and Stylar has been deemed a  Non Contractual Customer Relationships that is being amortized over the estimated life of the asset of five years. This preliminary valuation and classification are subject to change pending an appraisal of the acquisitions of Bitemark and Stylar. The accompanying unaudited consolidated statements of operations for the nine months ended May 31, 2010 and the year ended August 31, 2009, reflect the amortization of this intangible asset as if the acquisition had occurred at the inception of each period, and the expense of the intangible asset had been in effect for the entire period.

c – To reflect the issuance of 500,000 preferred shares valued at $1,887,000. To reflect the preferred shares as if they were converted into common shares, as of September 3, 2010 at a market price of $0.013 per share, the result would be the issuance of 145,143,846 shares of common stock. Such common stock is presented in the accompanying unaudited consolidated statements of operations for the nine months ended May 31, 2010 and the year ended year ended August 31, 2009, as if issued and outstanding for the entire periods with respect to earnings per share.